UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 21, 2012

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759 (Commission File Number)	65-0949535 (I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida             33131
(Address of Principal Executive Offices)                (Zip Code)

(305) 579-8000
(Registrant's Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Second Amended and Restated Loan and Security Agreement dates as of February 21, 2012

On February 21, 2012, our subsidiary, Liggett Group LLC (“Liggett”), entered into its Second Amended and Restated Loan and Security Agreement (the “Credit Facility”), dated as of February 21, 2012, with Wells Fargo Bank, National Association (“Wells Fargo”). The $50 million revolving Credit Facility is collateralized by all inventories and receivables of Liggett and a mortgage on its manufacturing facility. The Credit Facility expires on March 8, 2015, subject to automatic renewal for additional one-year periods unless a notice of termination is given by Liggett at least 30 days prior to such date or the anniversary of such date.

Prime rate loans under the Credit Facility bear interest at a rate equal to the prime rate of Wells Fargo and Eurodollar rate loans bear interest at a rate equal to 2.0% above Wells Fargo's adjusted Eurodollar rate. The Credit Facility contains covenants that provide that Liggett's earnings before interest, taxes, depreciation and amortization, as defined under the Credit Facility, on a trailing twelve month basis, shall not be less than $100 million if Liggett's Excess Availability, as defined under the Credit Facility, is less than $20 million. The covenants also require that annual Capital Expenditures, as defined under the Credit Facility (before a maximum carryover amount of $2.5 million), shall not exceed $15 million during any fiscal year.

The foregoing description of the Credit Facility is qualified in its entirety by reference to the Credit Facility, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Term Loan under Credit Facility

On February 21, 2012, Wells Fargo, as successor-in-interest to Wachovia Bank, National Association, amended and restated the existing $5.6 million term loan (the “Term Loan”) made to 100 Maple LLC (“Maple”), a subsidiary of Liggett, within the commitment under the Credit Facility. In connection with the amendment and restatement the maturity date of the Term Loan was extended to March 1, 2015 and the outstanding principal amount was paid down to $4.425 million. The Term Loan bears an interest rate equal to 1.75% more than Wells Fargo's adjusted Eurodollar rate. Monthly payments of $24,583.33 are due under the Term Loan from March 1, 2012 to February 1, 2015 ($885,000 in total) with the balance of $3.54 million due at maturity on March 1, 2015.

The Term Loan is collateralized by the existing collateral securing the Credit Facility, including, without limitation, certain real property owned by Maple. The Term Loan did not increase the $50 million borrowing amount of the Credit Facility, but did increase the outstanding amounts under the Credit Facility by the amount of the term loan and proportionately reduces the maximum borrowing availability under the Credit Facility.

The foregoing description of the Term Loan is qualified in its entirety by reference to the Term Loan, which is included as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01, which is incorporated herein by reference.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 22, 2012, Vector Group Ltd. (the "Company") and Richard J. Lampen, the Executive Vice President of the Company, entered into a letter agreement (the “Lampen Amendment”) amending Mr. Lampen's Employment Agreement with the Company dated as of January 27, 2006. The amendment increased the amount of annual target bonus opportunity to be received by Mr. Lampen under the Company's Senior Executive Incentive Compensation Plan from 33.3% to 50% of base salary for years beginning after December 31, 2011.

The foregoing description of the Lampen Amendment is qualified in its entirety by reference to the Lampen Amendment, which is included as Exhibit 10.3 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

10.1
Second Amended and Rested Loan and Security Agreement by and between Wells Fargo Bank, National Association, successor to Wachovia Bank, National Association as Lender, Liggett Group LLC as Borrower, and 100 Maple LLC, dated as of February 21, 2012.

10.2
Amended and Restated Term Promissory Note by and between 100 Maple LLC and Wells Fargo Bank, National Association, successor to Wachovia Bank, National Association as Lender, Liggett Group LLC as Borrower, and 100 Maple LLC, dated as of February 21, 2012.

10.3	Amendment to Employment Agreement, dated as of February 22, 2012, by and between Vector Group Ltd. and Richard J. Lampen.